Exhibit 99.1

FOR IMMEDIATE RELEASE

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter
and Full Year Financial Results

Company achieves most profitable quarter in five years
with fourth quarter net income of $2.8 million

NEW YORK, NY, January 11, 2017 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-MKT: VISI), a global provider of staffing services and information technology infrastructure services, today reported results for its fourth quarter and full year ended October 30, 2016. Key elements include:

•	Fourth quarter net revenue of $341.6 million up 3.3% compared to the prior quarter and down 6.2% year-over-year; Full year net revenue of $1,334.7 million down 10.8% year-over-year

•	Fourth quarter gross margin percentage of 16.7% increased 70 basis points year-over-year

•	Fourth quarter net income of $2.8 million and full year net loss of $14.6 million; excluding special items, fourth quarter net income of $3.8 million and full year net loss of $10.4 million

•
Reduced fourth quarter selling, administrative and other operating costs by $4.6 million, or 8.4% year-over-year; Reduced full year selling, administrative and other operating costs by $27.1 million, or 11.7% year-over-year, as a result of headcount reductions and other initiatives to improve operating efficiencies

•	As of the end of the fourth quarter, the Company had $48.5 million of global liquidity for working capital requirements

•	Enhanced financial disclosures to include three reportable segments: North American Staffing, International Staffing, Technology Outsourcing Services and Solutions

•	Subsequent to the end of the fourth quarter, the Company amended its Financing Program with PNC and extended the Program by one-year to January 31, 2018.

Commenting on Volt’s fourth quarter performance, Michael Dean, President and CEO, said, “We concluded fiscal 2016 with a solid fourth quarter highlighted by strong year-over-year growth in gross margin percentage along with careful expense management that helped produce the most profitable quarter for Volt in five years. In addition, we continued to add to our book of business with several significant new customer engagements. This, coupled with a slower rate of revenue decline from existing customers, is helping to stabilize revenue from our core North American Staffing business.”

Mr. Dean continued, “As we head into fiscal 2017 as a financially stronger and more streamlined company, I am confident we will continue to build on the foundational strengths of our core staffing business to achieve our longer-term goal of sustained profitable growth.”

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 2 of 12

Fiscal 2016 Fourth Quarter Results
Total revenue for the fiscal 2016 fourth quarter was $341.6 million, up $11.0 million or 3.3%, compared to total revenue of $330.6 million in the third quarter of fiscal 2016. Compared to the prior year period, total revenue decreased $22.4 million, or 6.2%, compared to $364.0 million in the fourth quarter of fiscal 2015.

North American Staffing revenue, which provides a broad spectrum of contingent staffing, direct placement, recruitment process outsourcing and other employment services, was $270.6 million, a $7.6 million or 2.9% increase compared to $263.0 million in the third quarter of fiscal 2016. Compared to the prior year period, North American Staffing revenues declined $5.6 million, or 2.0%, compared to North American Staffing revenue of $276.2 million in the fourth quarter of fiscal 2015.

International Staffing revenue, which includes the Company’s contingent staffing, direct placement and managed programs businesses in Europe and Asia, was $31.7 million, down $0.9 million or 2.6%, compared to $32.6 million in the prior quarter. International Staffing revenues declined $5.9 million, or 15.6%, from the fourth quarter of fiscal 2015.

Technology Outsourcing Services and Solutions revenue, which provides quality assurance, business intelligence and analytics and customer service support for companies in a variety of industries, was $30.5 million, up $6.7 million or 28.0% from $23.9 million in the prior quarter. Technology Outsourcing Services and Solutions revenue declined $2.6 million, or 7.8%, compared to $33.1 million in the prior year period.

Corporate and Other revenue, which primarily consists of the Company’s North American managed service business and information technology infrastructure business was $27.6 million, up $0.4 million or 1.3%, compared to $27.2 million in the prior quarter. Corporate and Other revenue declined $10.1 million, or 26.9%, compared to $37.7 million in the fourth quarter of 2015.

Net income of $2.8 million in the fourth quarter of fiscal 2016 included $1.5 million of restructuring and severance costs and impairment charges, partially offset by $0.5 million related to the amortization of the gain on the sale of real estate. Excluding the impact of these special items, net income for the fourth quarter of 2016 would have been $3.8 million on a Non-GAAP basis.

Adjusted EBITDA, which is also a Non-GAAP measure, was $8.0 million in the fiscal 2016 fourth quarter. Adjusted EBITDA excludes the impact of interest expense, income tax expense, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Fiscal 2016 Full Year Results
Total revenue for the full year of fiscal 2016 was $1,334.7 million, down $162.2 million, or 10.8%, compared to total revenue of $1,496.9 million for the full year of fiscal 2015.

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 3 of 12

North American Staffing revenue was $1,047.9 million, down $79.4 million or 7.0%, compared to $1,127.3 million for the full year of fiscal 2016. International Staffing revenue was $131.5 million, down $16.1 million or 10.9%, from $147.6 million in the prior year period.

Technology Outsourcing Services and Solutions revenue was $106.6 million, down $29.3 million or 21.6%, from $135.9 million for the full year of fiscal 2015. Corporate and Other revenue was $114.8 million, down $53.6 million or 31.9%, from $168.4 million in the prior year period.

Loss from continuing operations in fiscal 2016 of $14.6 million included $6.1 million of restructuring and severance costs and impairment charges as well as $1.0 million of consulting and professional fees, partially offset by $2.9 million related to the gain on the sale of real estate. Excluding these items, the loss from continuing operations in 2016 would have been $10.4 million on a Non-GAAP basis.

Financing
Subsequent to the end of the fourth quarter, the Company amended its $160.0 million Financing Program with PNC to extend the Program by one year to January 31, 2018. The amendment revised the existing minimum liquidity level from $35 million to $20 million with a step-up to $25.0 million at the earlier of, 1) the sale of Maintech, Inc., or 2) receipt of the IRS tax refund. The amendment also established a new performance based covenant which includes an EBIT requirement.

Liquidity
As of October 30, 2016, the Company had $48.5 million of global liquidity for working capital requirements as compared to $49.4 million in the prior year period.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2016 fourth quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants can listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Wednesday, January 11, 2017 at 7:30 p.m. Eastern Time through Wednesday, January 25, 2017 at 11:59 p.m. Eastern Time. To access the replay, dial 844-512-2921 (412-317-6671 for international callers) and enter the Conference ID # 13651129. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based), managed service programs, technology outsourcing services and information technology infrastructure services. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions.

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 4 of 12

Our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our technology outsourcing services provide pre and post production development, testing and customer support to companies in the mobile, gaming, and technology devices industries. In addition, we provide information technology infrastructure services which provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations. Our complementary businesses offer customized talent, technology and consulting solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 5 of 12

Results of Operations
(in thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	October 30, 2016	July 31, 2016	November 1, 2015	October 30, 2016	November 1, 2015

Net revenue	$341,578	$330,625	$363,974	$1,334,747	$1,496,897
Cost of services	284,651	282,098	305,800	1,132,253	1,268,363
Gross margin	56,927	48,527	58,174	202,494	228,534

Expenses:
Selling, administrative and other operating costs	50,636	49,543	55,250	203,930	231,033
Restructuring and severance costs	1,181	970	542	5,752	3,635
Impairment charges	364	-	672	364	6,626
Gain on sale of building	-	-	-	(1,663)	-
Total expenses	52,181	50,513	56,464	208,383	241,294

Operating income (loss)	4,746	(1,986)	1,710	(5,889)	(12,760)

Interest income (expense), net	(813)	(826)	(737)	(3,159)	(2,672)
Foreign exchange gain (loss), net	(565)	(1,003)	(96)	(1,803)	(249)
Other income (expense), net	(443)	(402)	578	(1,544)	541
Income (loss) from continuing operations before income taxes	2,925	(4,217)	1,455	(12,395)	(15,140)
Income tax provision	138	393	1,384	2,175	4,646
Income (loss) from continuing operations	2,787	(4,610)	71	(14,570)	(19,786)
Loss from discontinued operations	-	-	(315)	-	(4,834)
Net income (loss)	$2,787	$(4,610)	$(244)	$(14,570)	$(24,620)

Per share data:
Basic:
Income (loss) from continuing operations	$0.13	$(0.22)	$-	$(0.70)	$(0.95)
Loss from discontinued operations	-	-	(0.01)	-	(0.23)
Net income (loss)	$0.13	$(0.22)	$(0.01)	$(0.70)	$(1.18)
Weighted average number of shares	20,852	20,846	20,799	20,831	20,816

Diluted:
Income (loss) from continuing operations	$0.13	$(0.22)	$-	$(0.70)	$(0.95)
Loss from discontinued operations	-	-	(0.01)	-	(0.23)
Net income (loss)	$0.13	$(0.22)	$(0.01)	$(0.70)	$(1.18)
Weighted average number of shares	21,762	20,846	20,930	20,831	20,816

Segment data:

North American Staffing	$270,577	$263,048	$276,163	$1,047,888	$1,127,284
International Staffing	31,730	32,565	37,585	131,496	147,649
Technology Outsourcing Services and Solutions	30,533	23,857	33,103	106,585	135,886
Corporate and Other	27,571	27,206	37,702	114,772	168,422
Eliminations	(18,833)	(16,051)	(20,579)	(65,994)	(82,344)
Net revenue:	$341,578	$330,625	$363,974	$1,334,747	$1,496,897

Operating income (loss):
North American Staffing	$10,615	$6,685	$6,935	$23,170	$18,543
International Staffing	785	867	(69)	2,357	603
Technology Outsourcing Services and Solutions	3,087	(892)	3,359	5,498	12,032
Corporate and Other	(9,741)	(8,646)	(8,515)	(38,577)	(43,938)
Gain on sale of building	-	-	-	1,663	-
Operating income (loss)	$4,746	$(1,986)	$1,710	$(5,889)	$(12,760)

Work days	64	63	64	251	251

Commencing in the first quarter of fiscal 2016, the Company changed its methodology for the allocation of costs to more effectively reflect and measure the individual businesses’ financial and operational efficiency. Prior period segment results have been revised for these changes.

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 6 of 12

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
	Twelve Months Ended
	October 30, 2016	November 1, 2015

Cash and cash equivalents, beginning of the period	$10,188	$6,723

Cash used in all other operating activities	(8,789)	(3,388)
Changes in operating assets and liabilities	1,178	46,712
Net cash provided by (used in) operating activities	(7,611)	43,324

Proceeds from sale of property and equipment	36,808	465
Net cash used in all other investing activities	(17,968)	(7,893)
Net cash provided by (used in) investing activities	18,840	(7,428)

Decrease in cash restricted as collateral for borrowings	-	10,436
Net change in borrowings	(2,950)	(28,506)
Repayment of long-term debt	(7,295)	(832)
Purchases of common stock under repurchase program	-	(4,262)
Net cash used in all other financing activities	(1,141)	(895)
Net cash used in financing activities	(11,386)	(24,059)

Effect of exchange rate changes on cash and cash equivalents	(3,645)	(924)

Net cash used in discontinued operations	-	(7,237)

Net increase (decrease) in cash and cash equivalents	(3,802)	3,676

Change in cash from discontinued operations	-	(211)

Cash and cash equivalents, end of the period	$6,386	$10,188

Cash paid during the period:
Interest	$3,305	$3,196
Income taxes	$4,316	$3,315

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 7 of 12

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	October 30, 2016	November 1, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,386	$10,188
Restricted cash and short-term investments	13,948	14,977
Trade accounts receivable, net of allowances of $801 and $960, respectively	193,866	198,385
Recoverable income taxes	16,979	16,633
Prepaid insurance and other current assets	11,806	15,865
Assets held for sale	17,580	22,943
TOTAL CURRENT ASSETS	260,565	278,991
Other assets, excluding current portion	25,767	23,740
Property, equipment and software, net	30,133	24,095
TOTAL ASSETS	$316,465	$326,826

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$29,147	$29,548
Accounts payable	32,425	39,164
Accrued taxes other than income taxes	22,791	22,719
Accrued insurance and other	34,306	34,391
Short-term borrowings, including current portion of long-term debt	2,050	982
Income taxes payable	-	1,658
Liabilities held for sale	5,760	7,345
TOTAL CURRENT LIABILITIES	126,479	135,807
Accrued insurance and other, excluding current portion	13,136	13,699
Deferred gain on sale of real estate, excluding current portion	26,108	-
Income taxes payable, excluding current portion	6,777	6,516
Long-term debt, excluding current portion	95,000	106,313
TOTAL LIABILITIES	267,500	262,335

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 and 23,738,003, respectively; Outstanding - 20,917,500 and 20,801,080, respectively	2,374	2,374
Paid-in capital	76,564	75,803
Retained earnings	21,000	38,034
Accumulated other comprehensive loss	(10,612)	(7,994)
Treasury stock, at cost; 2,820,503 shares and 2,936,923 shares, respectively	(40,361)	(43,726)
TOTAL STOCKHOLDERS' EQUITY	48,965	64,491
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$316,465	$326,826

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 8 of 12

Unaudited Non-GAAP Statement of Operations and Reconciliations
(in thousands, except earnings per share)

	Three Months Ended October 30, 2016				Three Months Ended November 1, 2015
	GAAP	Special Items	Ref	Non-GAAP	GAAP	Special Items	Ref	Non-GAAP

Net Revenue:	$341,578	$-		$341,578	$363,974	$-		$363,974
Cost of services	284,651	-		284,651	305,800	-		305,800
Gross margin	56,927	-		56,927	58,174	-		58,174

Expenses:
Selling, administrative and other operating costs	50,636	486	(a)	51,122	55,250	(368)	(d)	54,882
Restructuring and severance costs	1,181	(1,181)	(b)	-	542	(542)	(e)	-
Impairment charges	364	(364)	(c)	-	672	(672)	(f)	-
Total expenses	52,181	(1,059)		51,122	56,464	(1,582)		54,882

Operating income	4,746	1,059		5,805	1,710	1,582		3,292

Other income (expense), net:
Interest income (expense), net	(813)	-		(813)	(737)	-		(737)
Foreign exchange gain (loss), net	(565)	-		(565)	(96)	96	(g)	-
Other income (expense), net	(443)	-		(443)	578	(764)	(h)	(186)
Total other income (expense), net	(1,821)	-		(1,821)	(255)	(668)		(923)

Income from continuing operations before income taxes	2,925	1,059		3,984	1,455	914		2,369
Income tax provision	138	-		138	1,384	-		1,384
Income from continuing operations	$2,787	$1,059		$3,846	$71	$914		$985

* Basic income from continuing operations	$0.13	$0.05		$0.18	$-	$0.04		$0.05
* Diluted income from continuing operations	$0.13	$0.05		$0.18	$-	$0.04		$0.05

Basic weighted average number of shares	20,852	20,852		20,852	20,799	20,799		20,799
Diluted weighted average number of shares	21,762	21,762		21,762	20,930	20,930		20,930

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility.
(b)	Relates primarily to company-wide cost reduction plan.
(c)	Relates to impairment of capitalized software.
(d)	Relates primarily to CEO search fees.
(e)	Relates primarily to severance charges associated with headcount reductions.
(f)	Relates to impairment of net assets related to our staffing business in Uruguay.
(g)	Relates primarily to non-cash foreign exchange gain or loss on our intercompany balances.
(h)	Relates primarily to the sale of non-core operations.

* Earnings per share may not add in certain periods due to rounding.

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 9 of 12

Unaudited Non-GAAP Statement of Operations and Reconciliations
(in thousands, except earnings per share)

	Twelve months ended October 30, 2016				Twelve Months ended November 1, 2015
	GAAP	Special Items	Ref	Non-GAAP	GAAP	Special Items	Ref	Non-GAAP

Revenue:	$1,334,747	$-		$1,334,747	$1,496,897	$-		$1,496,897
Cost of services	1,132,253	-		1,132,253	1,268,363	-		1,268,363
Gross margin	202,494	-		202,494	228,534	-		228,534

Expenses:
Selling, administrative and other operating costs	203,930	317	(a)	204,247	231,033	(4,548)	(e)	226,485
Restructuring and severance costs	5,752	(5,752)	(b)	-	3,635	(3,635)	(f)	-
Impairment charges	364	(364)	(c)	-	6,626	(6,626)	(g)	-
Gain on sale of building	(1,663)	1,663	(d)	-	-	-		-
Total expenses	208,383	(4,136)		204,247	241,294	(14,809)		226,485

Operating income (loss)	(5,889)	4,136		(1,753)	(12,760)	14,809		2,049

Other income (expense), net:
Interest income (expense), net	(3,159)	-		(3,159)	(2,672)	-		(2,672)
Foreign exchange gain (loss), net	(1,803)	-		(1,803)	(249)	249	(h)	-
Other income (expense), net	(1,544)	-		(1,544)	541	(723)	(i)	(182)
Total other income (expense), net	(6,506)	-		(6,506)	(2,380)	(474)		(2,854)

Income (loss) from continuing operations before income taxes	(12,395)	4,136		(8,259)	(15,140)	14,335		(805)
Income tax provision	2,175	-		2,175	4,646	-		4,646
Income (loss) from continuing operations	$(14,570)	$4,136		$(10,434)	$(19,786)	$14,335		$(5,451)

* Basic income (loss) from continuing operations	$(0.70)	$0.20		$(0.50)	$(0.95)	$0.69		$(0.26)
* Diluted income (loss) from continuing operations	$(0.70)	$0.20		$(0.50)	$(0.95)	$0.69		$(0.26)

Basic weighted average number of shares	20,831	20,831		20,831	20,816	20,816		20,816
Diluted weighted average number of shares	20,831	20,831		20,831	20,816	20,816		20,816

Special item adjustments consist of the following:
(a)
Relates primarily to consultants and professional fees incurred to attract world class executive talent and implementing a pay for performance annual incentive plan, partially offset by the amortization of the gain on the sale of the Orange, CA facility.

(b)	Relates primarily to company-wide cost reduction plan.
(c)	Relates to impairment of capitalized software.
(d)	Relates to the gain on the sale of the San Diego, CA facility.
(e)
Relates primarily to stock-based compensation granted to our new Board of Directors of $1.5 million, costs incurred with responding to activist shareholders and related Board of Directors search fees as well as legal and other items.

(f)	Relates primarily to severance charges associated with the departure of our former Chief Executive Officer and Chief Financial Officer, as well as company-wide cost reduction plan.
(g)	Relates primarily to capitalized internally developed software, impairment of net assets in our publishing and printing business in Uruguay as well as impairment of our Uruguay staffing goodwill.
(h)	Relates primarily to non-cash foreign exchange gain or loss on our intercompany balances.
(i)	Relates primarily to the sale of non-core operations.

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 10 of 12

Unaudited Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA
(in thousands)

	Three Months Ended
	October 30, 2016	November 1, 2015

GAAP income from continuing operations	$2,787	$71
Special items	1,059	914
Non-GAAP income from continuing operations	3,846	985

Adjustments:
Depreciation and amortization	1,428	1,701
Share-based compensation expense	808	342
Other (income) loss, net (a)	1,821	923
Provision for income taxes	138	1,384
Adjusted EBITDA	$8,041	$5,335

(a) Includes interest income (expense) and other income (expense), net.

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 11 of 12

Unaudited Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA
(in thousands)

	Twelve Months Ended
	October 30, 2016	November 1, 2015

GAAP loss from continuing operations	$(14,570)	$(19,786)
Special items	4,136	14,335
Non-GAAP loss from continuing operations	(10,434)	(5,451)

Adjustments:
Depreciation and amortization	5,969	6,811
Share-based compensation expense	1,828	1,400
Other (income) loss, net (a)	6,506	2,854
Provision for income taxes	2,175	4,646
Adjusted EBITDA	$6,044	$10,260

(a) Includes interest income (expense) and other income (expense), net.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information, which includes adjustments for special items, as additional information for its consolidated income (loss) from continuing operations, segment operating income (loss) and Adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures eliminating special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company’s continuing operations without the effect of special items that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain expenses or income not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.

Adjusted EBITDA is defined as earnings or loss from continuing operations before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance rather than a cash flow measure.  The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Volt Information Sciences Reports Fiscal 2016 Fourth Quarter and Full Year Results January 11, 2017 Page 12 of 12

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA: does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.